UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

SCHEDULE 14A
(RULE 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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PUTNAM HIGH INCOME SECURITIES FUND
PUTNAM MANAGED MUNICIPAL INCOME TRUST
PUTNAM MASTER INTERMEDIATE INCOME TRUST
PUTNAM MUNICIPAL OPPORTUNITIES TRUST
PUTNAM PREMIER INCOME TRUST

(Name of Registrant as Specified in its Charter)

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June 2014

Dear Shareholder:

We have not yet received your vote on important proposals that affect your investment in one or more Putnam closed-end funds.

It is urgent that you vote on these important matters today. Voting is easy and will only take a few minutes of your time.

The April 25, 2014 shareholder meeting to decide on these proposals for your fund(s) was adjourned because of insufficient participation from shareholders. The meeting will reconvene on June 24, 2014, at 11:00 a.m.

The fastest way to vote is by visiting the website listed on your enclosed proxy card. Alternatively, you can vote by returning the proxy card or by calling the telephone number listed on your proxy card (note that this is a touch-tone line). Internet and telephone voting will require your control number, which is also listed on the proxy card.

Your vote today will help prevent further solicitation costs, which are borne by all shareholders. Regardless of the number of shares you own, your vote is extremely important. If we do not receive a vote from you, AST Fund Solutions, our proxy vendor, may contact you directly.

If you have questions or need assistance with voting your shares, please call our proxy information line at 1-800-283-5915, or contact your financial representative.

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